EXHIBIT 10 (E)

                      CONSENT OF JOSEPH P. DECRESCE, ESQ.

To Whom It May Concern:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 333-82916) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,

/s/ Joseph P. DeCresce
----------------------
Joseph P. DeCresce, Counsel
Phoenix Life Insurance Company

Dated: May 30, 2003